Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Protagenic Therapeutics, Inc. of our report dated July 12, 2016, with respect to our audit of the consolidated financial statements of Protagenic Therapeutics, Inc. as of December 31, 2015 and for the year then ended, appearing in the amended Form 8-K of Atrinsic, Inc. filed with the U.S. Securities and Exchange Commission on July 12, 2016.

/s/ Marcum LLP

Marcum LLP

New York, NY

November 10, 2016